EXHIBIT 10.63





                         INSTRUMENT OF WARRANT REPRICING
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     Reference  is  made to those certain Warrants (the "WARRANTS"), to purchase
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an  aggregate of 500,000 shares of the common stock ("COMMON STOCK") exercisable
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at  $5.00  per  share,  of American Leisure Holdings, Inc., a Nevada corporation
(the  "COMPANY"),  as set forth in SCHEDULE A attached hereto. Capitalized terms
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not defined herein shall have the meaning given to them in the Loan and Security
Agreement  (the "CREDIT AGREEMENT"), dated as of June 17, 2004, by and among the
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Company,  certain  parties  defined  therein  and  Stanford.

     WHEREAS, the Company has determined it to be in its best interest to secure additional financing from Stanford, pursuant to, and in accordance with, the terms of that certain Credit Agreement dated as of June 17, 2004 (the "CREDIT
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AGREEMENT")  and  that  certain  First  Amendment to $3 Million Credit Agreement
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("AMENDMENT") entered into by and between the Company, ORLANDO HOLIDAYS, INC., a
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Florida  corporation,  AMERICAN LEISURE, INC., a Florida corporation, WELCOME TO
ORLANDO, INC., a Florida corporation, AMERICAN TRAVEL AND MARKETING GROUP, INC., a Florida corporation, HICKORY TRAVEL SYSTEMS, INC., a Delaware corporation, and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation; and

     WHEREAS, currently, each share of common stock represented by the Warrants (the "WARRANT SHARES") is exercisable at an initial exercise price per Warrant
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Share  of  $5.00;  and

     WHEREAS, as further consideration for Stanford entering into the Loan and Security Agreement, the Company has agreed to reprice a portion the Warrants sufficient to purchase up to an aggregate of 100,000 shares of Common Stock;

     NOW THEREFORE, for value received,  the  Company  hereby  agrees  that:

     (a) 100,000 of the Warrant Shares represented by the Warrants shall be exercisable at an exercise price per Warrant Share of $0.001 per share in accordance with the terms of this Warrant Agreement.

     (b) The remaining 400,000 Warrant Shares represented by the Warrants shall remain at the exercise price per Warrant Share of $5.00.

     (c) Upon presentation of the existing Warrant Certificates to the Company by the holders thereof, the Company agrees to reissue new Warrant Certificates to reflect these provisions, as set forth in SCHEDULE B attached hereto.
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     Except  as modified hereby, the terms and provisions of the Warrants remain in  full  force  and  effect.
Date:  November  15,  2004

American  Leisure  Holdings,  Inc.

By:  /s/  L.  William  Chiles
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L. William Chiles
Vice President

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